As filed with the Securities and Exchange Commission on December 5, 2012
 Registration No. 333-176793

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cheviot Financial Corp.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	90-0789920
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

3723 Glenmore Avenue
Cheviot, Ohio 45211
(513) 661-0457
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Mr. Thomas J. Linneman
President and Chief Executive Officer
3723 Glenmore Avenue
Cheviot, Ohio 45211
(513) 661-0457
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:
Alan Schick, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015
(202) 274-2000

Sale to the Public Concluded on January 18, 2012

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed to deregister 4,222,980 shares of the $0.01 par value common stock (the “Common Stock”) of Cheviot Financial Corp. (the “Company”), heretofore registered and offered pursuant to the terms of the Prospectus dated November 10, 2011 (the “Prospectus”).  The remaining 7,596,896 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus.  The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cheviot, State of Ohio on November 20, 2012.

CHEVIOT FINANCIAL CORP.
By:	/s/ Thomas J. Linneman
Thomas J. Linneman
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Thomas J. Linneman	President and	November 20, 2012
Thomas J. Linneman	Chief Executive Officer
(Principal Executive Officer)

/s/ Scott T. Smith	Chief Financial Officer	November 20, 2012
Scott T. Smith	(Principal Financial and
Accounting Officer)

/s/ Stephen R. Hausfeld	Director	November 20, 2012
Stephen R. Hausfeld

/s/ Edward L. Kleemeier	Director	November 20, 2012
Edward L. Kleemeier

/s/ John T. Smith	Director	November 20, 2012
John T. Smith

/s/ Robert L. Thomas	Director	November 20, 2012
Robert L. Thomas

/s/ James E. Williamson	Director	November 20, 2012
James E. Williamson